UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 18, 2009

KOPPERS HOLDINGS INC.

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania

(State or Other Jurisdiction of Incorporation)

1-32737	20-1878963
(Commission File Number)	(IRS Employer Identification No.)

436 Seventh Avenue Pittsburgh, Pennsylvania	15219
(Address of Principal Executive Offices)	(Zip Code)

(412) 227-2001

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Amendment to Credit Agreement

On November 18, 2009, Koppers Inc. (“KI”), a subsidiary of Koppers Holdings Inc., a Pennsylvania corporation (the “Company”), entered into a First Amendment (the “Amendment”) to the Amended and Restated Credit Agreement, dated as of October 31, 2008 (the “Existing Credit Agreement”), by and among KI, each of the Guarantors named therein, each of the Lenders named therein and PNC Bank National Association, as administrative agent.

Pursuant to the Amendment, the Existing Credit Agreement was amended to: (i) extend the expiration date of the revolving credit facility to October 31, 2013, (ii) increase the Pricing Grid by 25 basis points per level, (iii) amend the Maximum Leverage Ratio to 4.50x for the fourth quarter of 2009 through 2011 and 4.00x from the first quarter of 2012 onwards, (iv) eliminate the Domestic Interest Coverage Ratio, (v) include a maximum Senior Secured Leverage Ratio of 2.75x for all periods starting in the fourth quarter of 2009 and beyond, and (vi) eliminate the Maximum Amount of Obligations.

The Amendment will become effective upon the satisfaction of certain conditions precedent including, among others, the issuance of the Notes (as defined below) in an amount sufficient to fund the redemption or repurchase of all of the Company’s remaining outstanding 9 7/8% Senior Discount Notes due 2014 (the “Senior Discount Notes”) and the deposit of such amount in an account with the administrative agent. The Amendment restricts the Company’s ability to use the deposited funds for any purpose other than the repurchase or redemption of the Senior Discount Notes.

Subscription Agreement

On November 20, 2009, KI entered into a subscription agreement (the “Subscription Agreement”) with Mr. Walter W. Turner, President and Chief Executive Officer of the Company and KI, pursuant to which Mr. Turner agreed to purchase from KI an aggregate of $500,000 in principal amount of the Notes (as defined below), at a purchase price equal to 98.311% of the principal amount of the Notes.

The summary of the foregoing transactions is qualified in its entirety by reference to the Amendment and the Subscription Agreement, which will be filed as exhibits to the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.

Item 8.01	Other Events

On November 20, 2009, KI issued a press release announcing that it priced its previously announced offering of $300 million aggregate principal amount of 7.875% senior notes due 2019 (the “Notes”) at an issue price equal to 98.311% of the principal amount of the Notes. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 8.01.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description

99.1	Press Release, dated November 20, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KOPPERS HOLDINGS INC.
(Registrant)

	By:	/S/ BRIAN H. MCCURRIE
	Name:	Brian H. McCurrie
Date: November 20, 2009	Title:	Vice President and Chief Financial Officer

EXHIBIT INDEX

Number	Description	Method of Filing

99.1	Press Release, dated November 20, 2009.	Filed herewith.